EXHIBIT 32.2

I, David M. Barnes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of American United Global, Inc. on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and the information contained in such Quarterly Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of American United Global, Inc.





                                                 /s/ David M. Barnes
Date: April 28, 2006                             ------------------------
                                                 David M. Barnes
                                                 Chief Financial Officer